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                                                                    EXHIBIT 3.27

                                   RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                          DISPLAY TECHNOLOGIES, INC.

          The directors of the corporation approved the Restated Articles of Incorporation as of August 28, 1998 and the Restated Articles of Incorporation were submitted to the shareholders and approved at a meeting held on October 29, 1998 by a vote of 3,181,069 out of 4,988,180 allowable shares of common stock. This approval was made after the issuance of stock pursuant to NRS Section 78.390.
                               ARTICLE I - NAME
                               ----------------

          The name of the corporation is DISPLAY TECHNOLOGIES, INC.


                            ARTICLE II - EXISTENCE
                            ----------------------

          The corporation shall have perpetual existence.


                       ARTICLE III - PURPOSE AND POWERS
                       --------------------------------

          SECTION 3.1 PURPOSES. The nature, objects and purposes of the business to be transacted shall be to transact all lawful business for which corporation may be incorporated pursuant to the Nevada General Corporation Law.

          SECTION 3.2 POWERS. In furtherance of the foregoing purposes, the corporation shall have and may exercise all of its rights, powers and privileges now or thereafter conferred upon corporations organized under the laws of Nevada. In addition, it may do everything necessary, suitable or proper for the accomplishment of any of its corporation purposes.


                          ARTICLE IV - CAPITAL STOCK
                          --------------------------

          SECTION 4.1 AUTHORIZED CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, as "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock that the corporation shall have authority to issue is 100,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 50,000,000 shares of Preferred Stock, par value $.001 per share.

          SECTION 4.2 ISSUANCE OF STOCK. The shares of Common Stock may be issued from time to time for such consideration as the Board of Directors may determine. Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of Common Stock are entitled to vote.

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          SECTION 4.3 DESIGNATION OF RELATIVE RIGHTS, PREFERENCES, ETC. OF
PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series and for such consideration as the Board of Directors may determine. The Board of Directors is authorized, subject to any limitations prescribed by law, to establish from time to time the number of shares to be included in each such series, and by filing a certificate pursuant to the applicable law of the State of Nevada to fix the designation, powers, preferences, and rights of the shares of each such series of Preferred Stock, and any qualifications, limitations or restrictions thereof, including, but not limited to, the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any or all of them, all to the fullest extent now or hereafter permitted by the Nevada General Corporation Law, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series of Preferred Stock shall be so decreased, the shares representing such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. No vote of the holders of the Common Stock or the Preferred Stock shall, unless otherwise provided in the resolutions creating any particular series of Preferred Stock, be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles of Incorporation.


                             ARTICLE V - DIRECTORS
                             ---------------------

          The number of directors of the corporation shall be fixed by the bylaws.


                   ARTICLE VI - REGISTERED OFFICE AND AGENT
                   ----------------------------------------

          The address of the registered office of the corporation in Nevada is 301 East Clark Avenue, Suite 700, Las Vegas, Nevada 89101. The name of its registered agent at such address is Thomas W. Davis, II. The corporation may conduct part or all of its business in any other part of Nevada, of the United States or of the world. It my hold, purchase, mortgage, lease and convey real and personal property in any of such places.


            ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
            -------------------------------------------------------

          SECTION 7.1 LIMITATION OF LIABILITY. To the maximum extent allowable by law, no director of the corporation shall have any personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director. The above elimination of personal liability shall not be construed to eliminate or limit the liability of a director for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of N.R.S. 78.300.

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          SECTION 7.2 NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Orange County, Florida Circuit Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Orange County Florida Circuit Court or such other court shall deem proper. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          SECTION 7.3 SUCCESSFUL DEFENSE. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
7.2 of this Article VII or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          SECTION 7.4 DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a Director or officer of the Corporation under Section 7.2 of this Article VII (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the Director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 7.2. Any indemnification of an employee or agent of the Corporation under Section 7.2 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1. Any such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not

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parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

          SECTION 7.5 ADVANCE PAYMENT OF EXPENSES. Unless the Board of Directors otherwise determines in a specific case, expenses incurred by a Director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's legal counsel to represent such Director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

          SECTION 7.6 SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Nevada General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such Director, officer, employee or agent.

The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation may enter into an agreement with any of its Directors, officers, employees or agents providing for indemnification and advancement of expenses, including attorneys fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by this Article VII.

          SECTION 7.7 SEVERABILITY. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgment, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

          SECTION 7.8 SUBROGATION. In the event of payment of indemnification to a person described in Section 7.1 of this Article VII, the Corporation shall be subrogated to the extent of such

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payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery.

     Section 7.9 NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a person described in Section 7.2 of this Article VII to the extent such person has otherwise received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

                             ARTICLE VIII - ADDRESS
                             ----------------------

     The address of the principal office of the corporation is 5029 Edgewater Drive, Orlando, Florida 32810.


                          ARTICLE IX - MISCELLANEOUS
                          --------------------------

     SECTION 9.1 CONFLICTING INTEREST TRANSACTIONS. As used in this paragraph, "conflicting interest transaction" means any of the following: (a) a loan or other assistance by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (b) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (c) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meetings of the corporation's board of directors or of the committee of the board of directors which authorizes, approves or ratifies a conflicting interest transaction, or solely because the director's vote is counted for such purpose if: (i) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved and ratified in good faith by a vote of the shareholders; or (iii) a conflicting interest transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a

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qourum at a meeting of the board of directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     SECTION 9.2 NEGOTIATIONS OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to the Nevada General Corporation Law or any similar law, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes permitted by the Nevada General Corporation Law including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares or rights deriving from such shares on the part of any other person, including without limitation a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to the Nevada General Corporation Law or any similar applicable law, such person shall not be entitled: (a) to receive notice of the meetings of shareholders; (b) to vote at such meetings; (c) to examine a list of the shareholders; (d) to be paid dividends or other distributions payable to shareholders; or (e) to own, enjoy and exercise any other rights deriving from such shares against the corporation.

     Done as of the 29th day of October, 1998.


                                      By:  /s/ J. William Brandner
                                         ---------------------------------------
                                           J. William Brandner, President



                                      By:  /s/ Todd D. Thrasher
                                         ---------------------------------------
                                           Todd D. Thrasher, Assistant Secretary

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STATE OF FLORIDA    )
                    )ss.:
COUNTY OF ORANGE    )

     The foregoing instrument was acknowledged before me this 29/th/ day of October, 1998, by J. William Brandner, as President of La-Man Corporation, a Nevada corporation, on behalf of the corporation. He is personally known to me or has produced ____________ as identification and did not take an oath.


                                             /s/ Marshall S. Harris
                                        ---------------------------------------
                                        Name: Marshall S. Harris
                                              Notary Public - State of Florida
                                              My Commission Expires:

                                                  [SEAL]

STATE OF FLORIDA    )
                    )ss.:
COUNTY OF ORANGE    )

     The foregoing instrument was acknowledge before me this 29/th/ day of October, 1998, by Todd D. Thrasher, as Vice President, Treasurer and Assistant Secretary of La-Man Corporation, a Nevada corporation, on behalf of the corporation. He is personally known to me or has produced ____________________ as identification and did not take an oath.


                                             /s/ Marshall S. Harris
                                        ---------------------------------------
                                        Name: Marshall S. Harris
                                              Notary Public - State of Florida
                                              My Commission Expires:

                                                          [SEAL]

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